          As filed with the Securities and Exchange Commission on March 20, 2002
                                                       Registration No.333-53008
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                 ON FORM SB-2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                            SOFTQUAD SOFTWARE, LTD. (1)
             (Exact name of registrant as specified in its charter)


         DELAWARE                             7372                    65-0877744
(State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)    Identification No.)
                                 --------------


                               1600 Carling Avenue
                             Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
--------------------------------------------------------------------------------
  Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

                                   John Blaine
                             Chief Financial Officer
                          Calgary II Acquisition Corp.
                               1600 Carling Avenue
                             Ottawa, Ontario K1Z 8R7
                                 (613) 728-8200
-------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------

                                   Copies to:
Robert D. Chapman, Esq.                                  Mark L. Weissler, Esq.
McCarthy Tetrault LLP                                   Milbank, Tweed, Hadley &
40 Elgin Street, Suite 1400                                    McCloy LLP
Ottawa, Ontario K1P 5K6 Canada                         One Chase Manhattan Plaza
     (613) 238-2000                                    New York, NY 10005
                                                          (212) 530-5446


DEREGISTRATION OF COMMON STOCK
            On February 12, 2002, SoftQuad Software, Ltd. (the "Company") filed a Amendment No. 4 on Form SB-2 to the Registration Statement on Form S-3, Registration Number 333-53008 (the "Registration Statement"), for the sale of 16,952,683 shares of the Company's common stock, par value $.001 per share (the "Common Stock") by certain selling stockholders listed in the Registration Statement. On August 7, 2001, the Company entered into a Merger Agreement (the "Agreement"), as amended and restated among the Company, Corel Corporation ("Corel") and Calgary II Acquisition Corp., a wholly owned subsidiary of Corel ("Calgary"), pursuant to which the Company would merge into Calgary (the "Merger"). On March 14, 2002 the stockholders of the Company approved the Agreement and the Merger. This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold shares of Common Stock covered under the Registration Statement, constituting 16,952,683 shares. From the time this Post-Effective Amendment is filed, no shares of Common Stock may be sold pursuant to the Registration Statement.

-----------------------------
(1) Filed by Calgary II Acquisition Corp. successor by merger to SoftQuad Software, Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 on Form SB-2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on March 19, 2002.

                                        SOFTQUAD SOFTWARE, LTD.


                                        By: /s/  John Blaine
                                           -----------------------------
                                                 John Blaine
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 on Form SB-2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


Date:  March 19,2002                        /s/   Derek J. Burney
                                            -----------------------------------
                                                  Derek J. Burney
                                                  Chief Executive Officer and
                                                   Director
                                                  (principal executive officer)


Date:  March 19, 2002                       /s/   John Blaine
                                            ------------------------------
                                                  John Blaine
                                                  Chief Financial Officer
                                                  (principal financial and
                                                    accounting officer)